Exhibit 3.77

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 07/18/2002 020462294 — 3549355
CERTIFICATE OF FORMATION
OF
SUNTERRA RESIDUAL ASSETS M&E, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Sunterra Residual Assets M&E, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 18, 2002.

/s/ Mark R. Williams
Mark R. Williams, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PM 12/30/2002 020808006 — 3549355
CERTIFICATE OF MERGER
OF
RESORT SERVICES, INC.,
RESORT CONNECTIONS, INC.,
SUNTERRA INTERIORS, LLC,
DESIGN INTERNATIONALE-RMI, INC.
AND
SUNTERRA RESIDUAL ASSETS M&E, LLC
     Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.
     1. The name of the surviving limited liability company is Sunterra Residual Assets M&E, LLC, a Delaware limited liability company.
     2. The constituent business entities participating in the merger herein certified are:
     (a) Resort Services, Inc., which is incorporated under the laws of the Commonwealth of Virginia;
     (b) Resort Connections, Inc., which is incorporated under the laws of the State of Nevada;
     (c) Sunterra Interiors, LLC, which is organized under the laws of the State of Nevada;
     (d) Design Internationale-RMI, Inc., which is incorporated under the laws of the State of Florida; and
     (e) Sunterra Residual Assets M&E, LLC, which is organized under the laws of the State of Delaware.
     3. The Agreement and Plan of Merger has been approved and executed by each of the constituent entities.
     4. The name of the surviving limited liability company is Sunterra Residual Assets M&E, LLC.
     5. The executed Agreement and Plan of Merger is on file at 3865 West Cheyenne Avenue, Building #5, North Las Vegas, Nevada 89032, the principal place of business of the surviving limited liability company.

     6. A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the limited liability company or any person holding an interest in any other business entity which is to merge or consolidate.
     IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, this 30th day of December, 2002.

SUNTERRA RESIDUAL ASSETS M&E, LLC
By:	SUNTERRA MANAGEMENT AND
EXCHANGE HOLDING COMPANY, a
Delaware corporation, its sole manager and member

By:	/s/ James F. Anderson
	Name:	James F. Anderson
	Title:	Vice President

2

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
SUNTERRA RESIDUAL ASSETS M&E, LLC

     SUNTERRA RESIDUAL ASSETS M&E, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is: SUNTERRA RESIDUAL ASSETS M&E, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of Kent
Executed on: January 14, 2004.

/s/ Paul J. Hagan
Paul J. Hagan, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 07:50 PM 01/22/2004 FILED 07:43 PM 01/22/2004 SRV 040048593 — 3549355 FILE

State of Delaware Secretary of State Division of Corporations Delivered 05:48 PM 01/11/2006 FILED 05:48 PM 01/11/2006 SRV 060030038 — 3549355 FILE
CERTIFICATE OF MERGER
OF
RPM MANAGEMENT, LLC
AND
SUNTERRA RESIDUAL ASSETS M&E, LLC
     Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.
     1. The name of the surviving limited liability company is Sunterra Residual Assets M&E, LLC, a Delaware Limited Liability Company.
     2. The constituent business entities participating in the merger herein certified are:
     (a) RPM Management, LLC, which is organized under the laws of the State of Delaware;
     (b) Sunterra Residual Assets M&E, LLC, which is organized under the laws of the State of Delaware.
     3. The Agreement and Plan of Merger has been approved and executed by each of the constituent entities.
     4. The name of the surviving limited liability company is Sunterra Residual Assets M&E, LLC.
     5. The executed Agreement and Plan of Merger is on file at 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032, the principal place of business of the surviving limited liability company.
     6. A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the limited liability company or any person holding an interest in any other business entity which is to merge or consolidate.
[signatures follow]

      IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, this 22nd day of December 2005.

SUNTERRA RESIDUAL ASSETS M&E, LLC
By:	SUNTERRA MANAGEMENT
AND EXCHANGE HOLDING
COMPANY, a Delaware corporation, its sole manager and member

By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Its: Vice President

State of Delaware Secretary of State Division of Corporations Delivered 07:10 PM 10/17/2007 FILED 07:10 PM 10/17/2007 SRV 071127842 — 3549355 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA RESIDUAL ASSETS M&E, LLC
     1. The name of the limited liability company is SUNTERRA RESIDUAL ASSETS M&E, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
DIAMOND RESORTS RESIDUAL ASSETS M&E, LLC
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Residual Assets M&E, LLC this 16th day of October 2007.

By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Authorized Person